================================================================================

                                  SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        SMART GAMES INTERACTIVE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          SMART GAMES INTERACTIVE, INC.
                             2075 CASE PARKWAY SOUTH
                              TWINSBURG, OHIO 44087

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1997

                                 ---------------

To the Shareholders of Smart Games Interactive, Inc.:

         The Annual Meeting of Shareholders of Smart Games Interactive, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 240 Hines Hill Road, Hudson, Ohio 44236, on Tuesday, June 17, 1997, at 8:30 a.m., for the following purposes:

                  1. To elect five directors of the Company for the ensuing year;

                  2. To approve the Board of Directors' selection of independent auditors of the Company; and

                  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record as of the close of business on April 30, 1997 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                By Order of the Board of Directors

                                Nicholas J. Chuma
                                Secretary

May 1, 1997

KINDLY DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE.

                          SMART GAMES INTERACTIVE, INC.
                             2075 CASE PARKWAY SOUTH
                              TWINSBURG, OHIO 44087

                                   MAY 1, 1997

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Smart Games Interactive, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:30 a.m. on Tuesday, June 17, 1997, and at any adjournments or postponements thereof, at the Holiday Inn, 240 Hines Hill Road, Hudson, Ohio 44236. Holders of record of the Company's common stock, $.0002 par value ("Common Stock"), at the close of business on April 30, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. On the Record Date there were 12,648,244 shares of Common Stock outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each matter scheduled to come before the Annual Meeting.

         All votes represented by the enclosed proxy will be cast FOR the five nominees for director named herein, unless authorization to do so is withheld by a shareholder, and in the manner specified by that shareholder with respect to the proposal to approve the Board of Directors' selection of independent auditors of the Company, except that in the absence of such specification, the votes will be cast FOR the adoption of such proposal. In the event that any nominee refuses or is unable to serve as a director, which is not anticipated, the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

         At the meeting, votes will be tabulated by inspectors of election appointed by the Chairman of the Board. The Company's by-laws provide that a majority of the votes entitled to be cast by the holders of all shares of the Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

         The five persons receiving the largest number of votes for director will be elected. An abstention from voting will be tabulated as a vote withheld in the election of directors and will have no influence on the voting results. The adoption of the proposal to approve the Board of Directors' selection of independent auditors of the Company requires the affirmative vote of the holders of record of a majority of the shares of the Common Stock represented and voting in person or by proxy at the Annual Meeting. If a shareholder abstains from voting on this second proposal, his or her shares are considered present at the meeting, but since they are not affirmative votes, they will have the same practical effect as a vote against the second proposal. Broker non-votes will not be counted for quorum or any other purpose but will have the same practical effect as a vote against the second proposal.

         The Board does not know of any matters, other than those specified herein, which will be presented for action at the Annual Meeting. In the event that any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment on such matters. A proxy may be revoked by delivery of a validly executed, later dated proxy, by notice in writing to the Secretary of the Company at the above address, or in person at the Annual Meeting, any time prior to its use.

                              ELECTION OF DIRECTORS

         Five directors are to be elected for the ensuing year to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

INFORMATION AS TO NOMINEES

         Set forth below is information about each nominee for election as a director, based on information supplied by him, including his name, age and principal occupations during the past five years, and certain directorships held by him.

         JOHN D. LIPPS, 59, has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in October 1991. From June 1989 to October 1991 Mr. Lipps devoted his time to the development of a prototype of "Pro Swing," the Company's indoor interactive golf simulator. From February 1986 to June 1989 Mr. Lipps served as the President of Fibertel, Inc., a company engaged in the telecommunications business. Prior to February, 1986, Mr. Lipps spent approximately thirteen years as an officer with MCI Telecommunications, Inc., International Communications Sciences, Inc., and Litel Communications. (1)

         NICHOLAS J. CHUMA, 37, has served as a director and as Vice President, Treasurer, Chief Financial Officer and Secretary of the Company since December 1991. In April 1995 Mr. Chuma was elevated from Vice President to Executive Vice President of the Company. Prior thereto Mr. Chuma served as Manager for Strategic Planning and Financial Analysis for AGA Gas, Inc., a regional industrial gas company, from June 1990 to November 1991 where he assisted the chief financial officer in strategic planning, budgeting and capital expenditures allocation.

         DONALD MILLER, 64, has served as a director of the Company since December 1993. Mr. Miller retired in 1996 after five years as a director of Founders Bank, New Haven, Connecticut. Mr. Miller is also a director of Raytech Corporation, a manufacturer and supplier of automobile replacement parts, Saab Financial Corp., an entity which finances vehicle purchasing, and Information Management Associates, Inc., a provider of enterprise-wide software solutions designed to support sales, marketing, telemarketing and customer service management. (1)(3)

         RICHARD GROBERG, 38, has served as a director of the Company since November 1996. Since April 1996 Mr. Groberg has served as the President and Chief Operating Officer of A.A.H. Management Corp., a company engaged in the consolidation of veterinary hospitals in the New York City metropolitan area. From March 1996 to September 1996 Mr. Groberg served in the corporate finance department of the investment banking firm of Taglich Brothers, D'Amadeo, Wagner & Company. From May 1994 to February 1996 he served as Chief Operating Officer of Pets' RX, Inc., a chain of 19 veterinary hospitals in Northern California and Las Vegas. From July 1992 to May 1994 Mr. Groberg was the Executive Assistant to the Chief Executive Officer of Ferrofluidics Corporation, a company engaged in the sale of silicon crystal growing systems for the semiconductor industry, rotary seals and sealing subsystems and ferrofluids. From May 1989 to July 1992 Mr. Groberg was the co-founding principal of The International Harvest Group of Delaware, Ltd., a company that provided financing services to middle market companies. (1)(3)

         PETER WAITE, 51, has served as a director of the Company since October 1991. Mr. Waite has been President of P.C.C. Airfoils, a supplier of aircraft engine parts, for more than the past five years. (2)(3)

----------------
(1)      Member of the Executive Committee.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation and Stock Option Committee.

                BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS

         The Board held seven meetings during fiscal 1996. Messrs. Lipps, Chuma, Miller and Waite attended not less than 75% of the total number of meetings of the Board during fiscal 1996, and all meetings of each committee of the Board on which he served. Mr. Groberg attended all meetings of the Board held since his appointment as a Director in November 1996.

         During fiscal 1996, directors received no cash compensation from the Company for service on the Board or any committee. All directors were reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board and any committee thereof. In 1996 non-employee directors (Messrs. Groberg, Miller and Waite) received options to acquire 25,000 shares of the Common Stock at an exercise price of $.09 per share as non-cash compensation for their services as non-employee Directors. The exercise price of such options was the equivalent of the fair market value of a share of the Common Stock (i.e., the closing price of the Common Price on the OTC Bulletin Board on the date of grant). In December 1996 the Board of Directors also approved the grant of options to acquire shares of the Common Stock to non-employee directors as follows: options to acquire (i) 5,000 shares for each Board committee appointment, (ii) 1,000 shares for each Board meeting attended in person and (iii) 500 shares for each Board meeting attended by conference telephone. These option awards to non-employee directors will be granted annually commencing January 1, 1997 with an exercise price equal to fair market value on the date of grants.

         As of the date of this Proxy Statement, Messrs. Groberg, Miller and Waite have each been granted options to acquire 75,000 shares of the Common Stock at a per share exercise price of $.09 for services rendered as non-employee directors in 1997.

         The Board has (1) an Executive Committee, which has the authority to exercise all the power of the Board when the latter is not in session; (2) an Audit Committee, whose functions are to assist the Board with respect to internal control, accounting and reporting practices of the Company and to maintain communication with the independent auditors of the Company; and (3) a Compensation and Stock Option Committee, whose functions are to review and approve the compensation and benefits of the corporate officers, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees of the Company, to administer the 1993 Non-Qualified and Incentive Stock Option Plan of Sports Sciences, Inc. (the "Stock Option Plan") and to award employee stock options. During fiscal 1996, the Compensation and Stock Option Committee met once. The other committees did not hold any formal meetings, but members of each of those committees informally conferred from time to time.

                      INFORMATION AS TO EXECUTIVE OFFICERS

         Set forth below is certain information about the executive officers of the Company who are not directors of the Company, based on information supplied by them, including name, age and principal occupations during the past five years. Executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board and until their successors are elected and qualified.

         STEPHEN J. SZCZECINSKI, 34, has served as Vice President-Engineering of the Company since December 1991. In April 1995 Mr. Szczecinski was elected Senior Vice President--Engineering of the Company. From January 1989 through November 1991, Mr. Szczecinski was a design engineer for Neundorfer, Inc., a company engaged in the manufacture of industrial controls and equipment. In that capacity, he served as product development team leader for hardware, software and firmware design projects. From June 1985 through December 1988, Mr. Szczecinski was a design engineer for Allen-Bradley Company, Inc., where he designed computer hardware and firmware components.

         J. BARTON BALE, 45, has served as Vice President of Sales and Marketing of the Company since January 1997. From 1994 to 1996 Mr. Bale served as Vice President, Marketing and Sales of the Coffee Works, Inc., a specialty coffees marketer. From 1993 to 1994 Mr. Bale was the Vice President of Marketing for J.B. Williams Company, a health and beauty aid marketer. From 1991 to 1993 Mr. Bale was the Vice President of Marketing for Evenflo Products Company, an infant feeding equipment marketer.

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Each of Messrs. Lipps, Chuma and Szczecinski inadvertently failed to timely file a Form 4 for the period ending March 31, 1996. The option grants that were to be reported for such period were included in Forms 4 filed for the period ended November 30, 1996 (Mr. Lipps) and for the period ended December 31, 1996 (Messrs. Chuma and Szczecinski).

                             EXECUTIVE COMPENSATION

         The following tables set forth (i) the total compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 1996 to Mr. Lipps, the Company's Chairman of the Board, President and Chief Executive Officer; and (ii) the grant of stock options to Mr. Lipps during such fiscal year. No other executive officer of the Company received an annual salary and bonus during the fiscal year ended December 31, 1996 which exceeded $100,000 in the aggregate.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL                  LONG-TERM
                                          COMPENSATION              COMPENSATION

                                                                       AWARDS

                                                                     Securities
                                                                     Underlying
                                                                      Options/
  Name and Principal               Salary           Bonus               SARs
       Position           Year       ($)             ($)                (#)

John D. Lipps,            1996     120,000          20,000       350,000 shares (1)
Chairman of the           1995     120,000           ---          40,000 shares
Board, President,         1994     123,170           ---
and Chief Executive
Officer

---------------
(1) Includes 40,000 options granted to Mr. Lipps in 1995, the exercise price of which was lowered from $2.25 to $.50 per share in March 1996.

            OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                          Number of Securities    Percent of Total Options/
                               Underlying            SARs Granted to
                          Options/SARs Granted    Employees in Fiscal Year Exercise or Base Price
         Name                      (#)                                            ($/Sh)                Expiration Date
John D. Lipps, Chairman         (i)     40,000              3.9%                  $.50(1)              November 15, 2003
of the Board, President        (ii)     60,000              5.8%                  $.50                 March 20, 2006
and Chief Executive           (iii)    250,000             24.3%                  $.09                 December 2, 2006
Officer                       Total    350,000             34.0%

---------------

(1) The 1993 Option Plan permits the Compensation and Stock Option Committee to adjust the exercise price of previously granted options (but not to a price less than the fair market value of the Common Stock on the date of adjustment). In March 1996 the Compensation and Stock Option Committee lowered the exercise price of all previously granted options under the 1993 Option Plan to $.50 per share, which consisted of 40,000 options granted to Mr. Lipps in 1995. The original exercise price of Mr. Lipps' options was $2.25 per share. The basis for the Committee's repricing of these options was that the decline in the price of the Common Stock (as quoted on the OTC Bulletin Board) had lessened the incentive value of the 40,000 options granted to Mr. Lipps in 1995 and that repricing these options to the then-current price of the Common Stock would restore such incentive value.

         In the aggregate, Mr. Lipps has been granted stock options to acquire 350,000 shares of the Common Stock, all of which are currently exercisable, none of which have been exercised, and 250,000 of which are in the money as of the date of this Proxy Statement.

Employment Contracts

         Mr. Lipps entered into an employment contract with the Company on January 1, 1993 for a term of seven years. The term is automatically renewable from year to year thereafter unless either party terminates the contract with written notice ninety (90) days prior to the end of the seventh year or any subsequent year. The agreement provides for a base monthly salary of $10,000 which can only be increased with Board approval. Mr. Lipps has agreed to a covenant-not-to-compete for two years subsequent to his termination or resignation from the Company, unless such termination is in breach of the agreement.

         In December 1996 the Board of Directors approved bonus payments to Mr. Lipps. Mr. Lipps received a $20,000 bonus in December 1996. In addition, Mr. Lipps will receive a $20,000 bonus in July 1997 but only if the Company is profitable during the first six months of 1997 and a $20,000 bonus in January 1998 but only if the Company is profitable during fiscal year 1997.

         In July 1995, the Company and Mr. Lipps executed an Agreement with Respect to Patentable Inventions pursuant to which the Company agreed to make severance payments to Mr. Lipps with respect to four patents owned by Mr. Lipps and assigned to the Company. These severance payments become payable to Mr. Lipps upon termination of his employment with the Company for any reason, and are equal in amount to three percent (3%) of annual gross revenues received by the Company from the sale of products which rely on any of the four patents (maximum $360,000 per annum; minimum $90,000 per annum), and are payable only for the life of each of the four patents. The Agreement also provides that ownership of the four patents reverts to Mr. Lipps upon the occurrence of (i) the Company's breach of the Agreement if the breach continues unremedied for more than 60 days after the Company receives notice thereof from Mr. Lipps, (ii) the Company's insolvency or assignment for the benefit of creditors, (iii) the Company's dissolution or other termination of existence, or (iv) sale of the Company's assets outside the Company's ordinary course of business such that the Company ceases as a going concern.

         Mr. Chuma has an employment contract with the Company commencing January 1, 1993 for a term of two years and which is automatically renewable from year to year thereafter unless either party terminates the contract with written notice ninety (90) days prior to the end of the second year or any subsequent year. In 1996 the employment contract was not terminated and, hence, was automatically extended without modification for a one-year term ended December 31, 1997. The contract provides for a base monthly salary of $6,250 which can only be increased with Board approval. The agreement includes a covenant-not-to-compete for two years subsequent to termination or resignation, unless such termination is due to breach by the Company of the agreement.

1997 Bonus Program

         The 1997 Bonus Plan was adopted by the Board of Directors in December 1996. The 1997 Bonus Plan is intended to provide management and key employees with additional incentives to promote the success of the Company. The Bonus Plan provides that no bonuses may be paid until such time as the Company has achieved earnings per share of at least $.05. After attaining earnings per share of $.05, fifty percent (50%) of the Company's net profits (but no more than $350,000) will be made available for payment to management and certain key employees in an amount which cannot, in any one case, exceed 100% of the bonus recipient's annual salary. Bonus awards will be made by the Compensation and Stock Option Committee of the Board of Directors. No bonus payments were made under the 1997 Bonus Plan during the fiscal year ended December 31, 1996.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth information as of April 23, 1997 as to the beneficial ownership of shares of the Common Stock by (i) each director of the Company, including Mr. Lipps, the Company's Chairman of the Board, President and Chief Executive Officer and the only executive officer of the Company named in "Executive Compensation," (ii) each person who, to the knowledge of the Company at such date, was a beneficial owner of 5% or more of the outstanding shares of the Common Stock, and (iii) all officers and directors of the Company as a group. The Company has no voting securities other than the Common Stock.

                                                                  Amount and
                                                                  Nature of
        Name and Address of Beneficial                            Beneficial              Percent
                    Owner                                         Ownership               of Class
        ------------------------------                            ---------               --------
Nicholas J. Chuma
  2075 Case Parkway South
  Twinsburg, Ohio 44087                                          235,000 (1)               1.83%
John D. Lipps
  2075 Case Parkway South
  Twinsburg, Ohio 44087                                          848,750 (2)               6.53%
Donald Miller
  530 Highfield Drive
  Orange, CT 06477                                                31,250 (3)                 *
Richard Groberg
  15 Helaine Court
  Orangeburg, New York  10962                                    169,400 (4)               1.33%
Peter Waite
  25201 Chagrin Boulevard,
Suite 290
  Beachwood, Ohio 44122                                          469,995 (5)               3.71%
All Directors and Executive Officers                           2,073,995 (6)               15.17%
  as a group (7 persons)

--------------------
*        less than 1%

(1) Includes 212,500 shares of Common Stock which are issuable to Mr. Chuma upon the exercise of immediately exercisable stock options granted under the Stock Option Plan.

(2) Includes 350,000 shares of Common Stock which are issuable to Mr. Lipps upon the exercise of immediately exercisable options granted under the Stock Option Plan.

(3) Includes 25,000 shares of Common Stock which are issuable to Mr. Miller upon the exercise of immediately exercisable stock options.

(4) Includes 25,000 shares of Common Stock which are issuable to Mr. Groberg upon the exercise of immediately exercisable stock options, and 80,000 shares of Common Stock which are issuable to Mr. Groberg upon the exercise of immediately exercisable common stock purchase warrants.

(5) Includes 25,000 shares of Common Stock which are issuable to Mr. Waite upon the exercise of immediately exercisable stock options.

(6) Includes a total of (i) 942,500 shares of the Common Stock which are issuable to certain directors and/or executive officers of the Company upon the exercise of stock options granted under the Stock Option Plan, and (ii) 80,000 warrants which are issuable to Mr. Groberg, all of which stock options and warrants are exercisable immediately or within 60 days of this Proxy Statement.

                              CERTAIN TRANSACTIONS

         In November 1993, Mr. Lipps and Mr. Szczecinski, also an executive officer of the Company, assigned to the Company all of their proprietary rights in the pending patent application for Pro Swing enhancements. Mr. Lipps has executed an agreement whereby he is obligated to assign to the Company any rights he may receive during his employment for any new products or inventions related to the Company's business. Mr. Szczecinski also executed a similar agreement.

         In July 1995, the Company and Mr. Lipps executed an Agreement with Respect to Patentable Inventions pursuant to which the Company agreed to make severance payments to Mr. Lipps with respect to four patents owned or filed by Mr. Lipps and assigned to the Company. These severance payments become payable to Mr. Lipps upon termination of his employment with the Company for any reason, and are equal in amount to three percent (3%) of annual gross revenues received by the Company from the sale of products which rely on any of the four patents (maximum $360,000 per annum; minimum $90,000 per annum), and are payable only for the life of each of the four patents. The Agreement also provides that ownership of the four patents reverts to Mr. Lipps upon the occurrence of (i) the Company's breach of the Agreement if the breach continues unremedied for more than 60 days after the Company receives notice thereof from Mr. Lipps, (ii) the Company's insolvency or assignment for the benefit of creditors, (iii) the Company's dissolution or other termination of existence, or (iv) sale of the Company's assets outside of the Company's ordinary course of business such that the Company ceases as a going concern.

         In June 1995, Peter Waite, a director of the Company, loaned $75,000 to the Company in exchange for its execution and delivery of its $75,000 principal amount promissory note (the "Note"). The Note carried interest at a rate of ten percent (10%) per annum and was paid in full on December 8, 1995.

         The Company believes that the terms of each of the foregoing transactions were or are no less favorable to the Company than would have been obtained from a nonaffiliated third party for similar transactions.

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         On December 20, 1995 the Company was informed that Ernst & Young LLP had resigned as auditors of the Company effective immediately. The reports of Ernst & Young LLP on the Company's financial statement for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Ernst & Young LLP on the Company's financial statements for the year ended December 31, 1994 included an explanatory paragraph relating to an uncertainty about the Company's ability to continue as a going concern.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994 and 1993, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

         The Company has received from Ernst & Young LLP a copy of a letter addressed to the Securities and Exchange Commission dated December 26, 1995 in which it stated that it agreed with the above statements.

         The firm of Saltz, Shamis & Goldfarb, Inc. firm of public accountants, has audited the annual financial statements of the Company since 1995. The Board considers them to be well qualified and will ask the shareholders at the Annual Meeting to approve the designation of this firm as independent public accountants for the Company for the year ending December 31, 1997.

         Representatives of Saltz, Shamis & Goldfarb are expected to be present at the Annual Meeting and they will have an opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The ratification of the Board's selection of Saltz, Shamis & Goldfarb, Inc. as the Company's independent public accountants requires the affirmative vote of the holders of record of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE BOARD'S SELECTION OF SALTZ, SHAMIS & GOLDFARB, INC. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

         To the extent that information contained in this Proxy Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied upon such persons for the accuracy and completeness thereof.

         The cost of soliciting these proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or employees of the Company, in person or by telephone or fax. The Company will also reimburse brokerage firms and others for forwarding proxy material to beneficiary owners of the Common Stock.

         The Company presently intends to disseminate proxy materials in connection with its annual meeting for fiscal 1997 on or about May 1, 1998. Accordingly, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be disseminated by the Company in connection with its annual meeting for fiscal 1997 must do so no later than January 1, 1998 and such proposal must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. It is suggested, but not required, that proposals be submitted to the Company by Certified Mail - Return Receipt Requested.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 (the "Annual Report") will simultaneously herewith be furnished to shareholders of record on the Record Date. The following information is incorporated in this Proxy Statement by reference to the Annual
Report: (i) the Company's financial statements for the years ended December 31, 1996 and 1995, and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operation.

         THE ANNUAL REPORT ON FORM 10-KSB OF THE COMPANY, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, MAY BE OBTAINED BY ANY PERSON WITHOUT CHARGE ON WRITTEN REQUEST TO: SMART GAMES INTERACTIVE, INC., 2075 CASE PARKWAY SOUTH, TWINSBURG, OHIO 44087, ATTENTION: NICHOLAS J. CHUMA, EXECUTIVE VICE PRESIDENT, TREASURER, CHIEF FINANCIAL OFFICER AND SECRETARY.

                                            By Order of the Board of Directors

                                            Nicholas J. Chuma
                                            Secretary

                          SMART GAMES INTERACTIVE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS -- JUNE 17, 1997

         The undersigned appoints each of John D. Lipps and Nicholas J. Chuma, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $.0002 par value, of Smart Games Interactive, Inc. held of record by the undersigned on April 30, 1997, at the Annual Meeting of Shareholders of Smart Games Interactive, Inc. to be held on June 17, 1997, and at any adjournments or postponements thereof.

1.       Election of Directors

         FOR all nominees listed below (except)               WITHOUT AUTHORITY to vote
         as marked to the contrary below [ ]                  for all nominees below [ ]

                                 Nicholas J. Chuma, John D. Lipps, Donald Miller,
                                           Richard Groberg, Peter Waite

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
         THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2.       Proposal to approve the appointment of Saltz, Shamis & Goldfarb as independent accountants for the Company.

                  FOR [ ]            AGAINST  [ ]               ABSTAIN [ ]

3.       In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS
LISTED ABOVE AND FOR PROPOSAL 2.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  When Shares are held by joint tenants, both should sign.  When
                                            signing as attorney, executor,

                                                 (Continued on the reverse side)

                                                     (Continued from other side)

                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            Partnership, please sign in
                                            partnership name by authorized
                                            person.

                                              DATED:                 , 1997
                                                    -----------------

                                              -----------------------------
                                                       Signature

                                              -----------------------------
                                               Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE